Exhibit 10.3

EXECUTION VERSION

WELLTOWER INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED MARCH 30, 2022

1. PURPOSES

The Welltower Inc. 2022 Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of Welltower Inc., a Delaware corporation (the “Company”), and its subsidiaries, with an opportunity to acquire an equity interest in the Company by providing eligible employees with a convenient means to purchase shares of the common stock of the Company through payroll deductions to the maximum extent not prohibited or materially restricted by applicable law.

The Plan was adopted by the Board of Directors of Welltower, Inc. on March 30, 2022 and approved by the stockholders of Welltower Inc. on March 30, 2022. The date of the approval of the Plan by the stockholders of Welltower Inc. shall be the “Effective Date” of the Plan.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of purchase rights under the Non-Section 423 Component, which need not qualify as statutory options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such purchase rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be established and designed to achieve tax, securities laws or other objectives for selected Designated Subsidiaries in jurisdictions outside of the United States and Eligible Employees employed by those Designated Subsidiaries. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in substantially the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Committee at or prior to the time of such Offering.

For purposes of the Plan, the Committee may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

2. DEFINITIONS

A. “Agent” means Fidelity Stock Plan Services, LLC, or such other bank, stock brokerage firm, trust department or other entity as may be appointed by the Committee pursuant to Section 16.C of the Plan to carry out the functions assigned to the Agent by the terms of the Plan that the Agent is legally entitled to perform.

B. “Board of Directors” means the Board of Directors of the Company.

C. “Business Day” means a day on which The New York Stock Exchange is open for trading.

D. “Code” means the Internal Revenue Code of 1986, as amended.

E. “Committee” means the committee of the Board of Directors appointed by the Board of Directors and delegated the authority to administer the Plan pursuant to Section 16 below.

F. “Common Stock” means the common stock, par value $1.00 per share, of the Company.

G. “Compensation” means the base pay and base wages received by a Participant, including overtime pay, paid time off, holiday pay, early dismissal, excused absence pay, administrative leave pay, bereavement pay, on-call pay, and parental leave pay. For the avoidance of doubt, Compensation shall not include (i) commissions, (ii) annual, quarterly and monthly cash bonuses, (iii) income related to stock option awards, stock grants and other equity incentive awards, (iv) expense reimbursements, (v) relocation-related payments, (vi) benefit plan payments (including but not limited to short term disability pay, long term disability pay, tuition reimbursement and adoption assistance), (vii) death benefits, (viii) income from non-cash and fringe benefits, (ix) severance payments, and (x) other forms of compensation not specifically listed herein.

H. “Designated Subsidiary” means any Subsidiary which has been or shall be, from time to time, designated by the Board of Directors to be eligible to participate in the Plan; provided that the entities set forth in Appendix A attached hereto shall each be a Designated Subsidiary effective as of the beginning of the first Offering Period, including an assumed Offering Period. Such designation shall specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both.

I. “Eligible Employee” means an employee of the Company or a Designated Subsidiary who satisfies both the definition of “Employee” and satisfies the eligibility requirement set forth in Section 3 below. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Designated Subsidiary, but for the Section 423 Component, only to the extent permitted under Section 423 of the Code. Notwithstanding the foregoing, the Administrator may exclude from participation in the Section 423 Component as an Eligible Employee any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the option is prohibited under the laws of the jurisdiction governing such employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering thereunder or an option granted thereunder to violate the requirements of Section 423 of the Code.

J. “Employee” means an individual who is treated as an employee of the Company or a Designated Subsidiary under the laws governing that entity (which, for instance, in the United States shall mean an individual who is treated as a common law employee for purposes of federal payroll tax withholding and reporting). Furthermore, for purposes of the Plan, an individual who performs services for the Company or a Designated Subsidiary pursuant to an agreement (written or oral) that classifies such individual’s relationship with the Company or a Designated Subsidiary as other than an employee shall not be considered an Employee with respect to any period preceding the date on which a court or administrative agency with authority to address the character of the service relationship between the individual and the Company or Designated Subsidiary issues a final, non-appealable determination that such individual is an employee under the laws of such jurisdiction.

K. “Enrollment Form” means the enrollment form described in Section 4 below, in such form as may be approved by the Committee from time to time.

L. “Market Price” means the value of a share of the Common Stock as of a particular date, determined on the basis of the closing price quoted on the New York Stock Exchange for that date, or, if there were no reported prices on such date, on the last preceding date on which the prices were reported; or, if the Common Stock is no longer listed on the New York Stock Exchange, the closing price for shares of Common Stock as reported on the official website or other authoritative source for such other exchange on which the shares are listed.

M. “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, established as a part of the Plan, in each case, pursuant to which an Offering may be extended solely to Eligible Employees who are employed by a Designated Subsidiary formed under the laws of a jurisdiction other than the United States or any political subdivision thereof, which Offering is not intended to satisfy the requirements for statutory options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

N. “Offering” means an offer made by the Company to Eligible Employees, permitting them to purchase shares of Common Stock, presumptively with payroll deductions accumulated during an Offering Period, on the terms and conditions described in the Plan. Unless otherwise specified by the Committee, each Offering to the Eligible Employees of the Company and each Offering to the Eligible Employees of each Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the separate Offerings are identical, and the provisions of the Plan shall separately apply to each Offering. To the extent permitted by Section 423 of the Code, the terms of each separate Offering need not be identical, provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code. Each Offering must have an Offering Date that occurs on or after the Effective Date, except that an assumed Offering Period may have commenced prior to the Effective Date.

O. “Offering Date” means the first Business Day of each Offering Period.

P. “Offering Period” means every six-month period beginning each December 1st and June 1st or such other period designated by the Committee; provided that in no event shall an Offering Period exceed twenty-seven (27) months. The first Offering Period under the Plan shall commence on June 1, 2022. The first assumed Offering Period under the Plan shall have commenced on December 1, 2021.

Q. “Participant” means an Eligible Employee who has enrolled in the Plan for an Offering Period, has authorized payroll deductions or other contributions for the purchase of Common Stock and has an account under the Plan.

R. “Proceeds” means the total amount accumulated for the benefit of the Participant during a single Offering Period, comprised of the aggregate of the payroll deductions or other contributions taken from the Participant’s Compensation during such Offering and any amount carried over and applied from a prior Offering.

S. “Purchase Date” means the last Business Day of the Offering Period.

T. “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

U. “Subsidiary” means any entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary; provided such entity is also a “subsidiary” within the meaning of Section 424 of the Code. In addition, with respect to the Non-Section 423 Component, Subsidiary shall mean any corporate or noncorporate entity that the Company controls, either directly or indirectly through one or more intermediaries.

3. ELIGIBILITY

Each Eligible Employee of the Company and each Eligible Employee of any Designated Subsidiary shall be eligible to purchase shares of Common Stock in Offerings under the Plan, provided that no employee shall be an Eligible Employee if such employee:

A. Owns (or holds outstanding options to purchase), at the beginning of the Offering Period, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Company’s common stock, applying the rules of Code Section 424(d) in determining stock ownership; or

B. Is customarily employed by the Company or Subsidiary for twenty hours or less per week, or is customarily employed for not more than 5 months in any calendar year; or

C. Would receive a statutory option under the Section 423 Component of the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Designated Subsidiary that are intended to satisfy the requirements of Section 423 of the Code, exceeds $25,000 in Market Price, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which any such statutory option granted to the Eligible Employee under any such plans is outstanding at any time.

For purposes of the Plan, neither a transfer of employment of an Eligible Employee from the Company to a Subsidiary or other affiliate of the Company, or vice versa, or from one Subsidiary or affiliate of the Company to another, shall be deemed a termination of employment (provided, however, that a transfer shall affect the Eligible Employee’s eligibility to participate in future Offering Periods or make or authorize future contributions to the current Offering Period if he or she is no longer employed by the Company or a Designated Subsidiary for purposes of the Plan). Notwithstanding the foregoing, the following rules shall apply: (1) with respect to the Section 423 Component, the transfer of an Eligible Employee from the Company or Designated Subsidiary to a Subsidiary or affiliate of the Company that is not a Designated Subsidiary or does not qualify as a “subsidiary corporation” within the meaning of Section 424(f) of the Code shall be treated as a termination of employment for purposes of such Eligible Employee’s participation in the Section 423 Component (and if the transferee entity is not a Designated Subsidiary, for the Plan) and (2) with respect to the Non-Section 423 Component, the transfer of an Eligible Employee to a corporation participating in the Section 423 Component, such Eligible Employee shall remain a Participant in the Non-Section 423 Component for the remainder of the Offering Period or if to any entity that is not the Company or a Designated Subsidiary, shall be treated as a termination of employment for purposes of the Plan. For the avoidance of doubt, only Eligible Employees of the Company or a Designated Subsidiary shall be eligible to be granted any rights to purchase shares of Common Stock under the Plan and in no event may an individual be granted any rights to purchase shares of Common Stock following his or her termination of employment.

4. EMPLOYEE ENROLLMENT AND PAYROLL DEDUCTIONS

A. An Eligible Employee shall become a Participant in the Plan for any Offering Period by completing and filing with the Company (or, if authorized by the Committee, with the Agent) an Enrollment Form, which Enrollment Form shall include a payroll deduction authorization together with instructions to use the deductions to purchase shares of Common Stock in an Offering under the Plan. This Enrollment Form must be filed at least ten (10) Business Days prior to the Offering Date for that Offering Period, or such other period determined by the Committee prior to such Offering Period. The Committee shall have the authority to allow for contributions from a Participant’s Compensation under the Non-Section 423 Component in a manner other than payroll deductions if applicable governing law either prohibits or materially restricts the use of payroll deductions for this purpose.

B. In the Enrollment Form, each Participant shall elect to have payroll deductions made during an Offering Period equal to no less than 1% of the Participant’s Compensation up to a maximum of 15% (or such lesser amount as the Committee may establish from time to time). The amount of such payroll deductions shall be in whole percentages (for example, 3%, 12% or 15%). All such payroll deductions shall be made from the Participant’s Compensation after deduction of any tax, social security, national insurance or similar contribution. In the event that a Participant may make contributions other than through payroll deductions, the same limits shall apply to restrict the contributions that such Participant may make to purchase Common Stock in such Offering Period.

C. As of each payroll day during an Offering Period, the Company or Subsidiary will deduct the specified amount from the Compensation payable to the Participant. Payroll deductions for a Participant shall commence on the first payroll date following the Offering Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8 hereof. For the avoidance of doubt, if a payroll period ends within an Offering Period, up to and including the last day of the Offering Period, any payroll deductions will be allocated to that Offering Period. The Company will hold each Participant’s payroll deduction contributions as Proceeds in non-interest bearing accounts (or for the Non-Section 423 Component, at the minimum interest not in violation of applicable governing law if such governing law requires the payment or accrual of interest on amounts withheld by the Company or Subsidiary) until each Participant’s Proceeds are used to purchase shares of Common Stock on the Purchase Date for the Offering Period. A Participant may not make any separate cash payment into such account except as expressly authorized by the Committee under the terms of an Offering under the Non-Section 423 Component. In the event that a Participant may make contributions other than through payroll deductions, the Company shall develop similar procedures to allow such Participant to accumulate Proceeds for the purpose of purchasing Common Stock in such Offering Period.

D. Each Participant returning an Enrollment Form for an Offering Period shall receive a purchase right on the Offering Date to purchase shares of Common Stock on the Purchase Date for the Offering Period. Unless the Participant withdraws pursuant to Section 8, the Participant shall be deemed to have elected to use all of the Proceeds accumulated on behalf of the Participant during the Offering Period to purchase shares on the Purchase Date.

E. An Eligible Employee’s Enrollment Form for one Offering Period shall remain in effect for the subsequent Offering Period if the Eligible Employee does not complete and file a new Enrollment Form for the subsequent Offering Period.

5. PURCHASE PRICE

The price to Participants for each share to be purchased on the Purchase Date for an Offering Period shall be the lesser of:

A. 85% percent of the Market Price on the Offering Date, or

B. 85% percent of the Market Price on the Purchase Date;

provided, however, that the Committee may determine a different per share purchase price provided that such per share purchase price is communicated to Participants prior to the beginning of the Offering Period and provided that in no event shall such per share Purchase Price be less than the lesser of (i) 85% of the Market Price of a share of Common Stock on the applicable Offering Date or (ii) 85% of the Market Price of a share of Common Stock on the Purchase Date.

6. METHOD OF PURCHASE

A. On the Purchase Date for an Offering Period, the Proceeds accumulated on behalf of each Participant during the Offering Period will be applied to purchase shares of Common Stock, provided that, in no event shall the Proceeds for a Participant as of the Purchase Date be used to purchase shares of Common Stock that exceed the maximum number of shares permitted under Section 7.B below or otherwise violate any limitation on the purchase of shares of Common Stock in effect with respect to such Offering Period.

B. If following the purchase of shares of Common Stock on the Purchase Date, the remaining amount withheld or contributed from the Participant’s Compensation during an Offering Period should be less than the amount needed to purchase at least one full share of Common Stock, such withheld amounts may be retained and carried over for use in a subsequent Offering and all other payroll deductions accumulated for the benefit of a Participant not used to purchase shares of Common Stock on a Purchase Date (including, for the avoidance of doubt, amounts sufficient to purchase one or more whole shares of Common Stock) shall be distributed to the Participant.

7. MINIMUM AND MAXIMUM PURCHASES IN OFFERING

Notwithstanding the foregoing, the maximum and minimum number of shares of Common Stock a Participant may purchase in any Offering Period shall be limited as follows:

A. Unless the Committee determines otherwise for future Offerings, the minimum payroll deduction that a Participant may elect to have withheld from the Participant’s Compensation for each pay period during the Offering Period shall equal 1% of the Participant’s Compensation for such pay period. In the event that a Participant is allowed to make contributions in a manner other than payroll withholding, the minimum contribution shall equal 1% of such Participant’s Compensation for such Offering Period, unless the Committee determines otherwise.

B. The maximum number of shares a Participant may purchase in an Offering Period shall be limited to 1,000 shares of Common Stock.

8. CHANGES IN CONTRIBUTIONS AND WITHDRAWAL FROM OFFERING

A Participant may reduce (but not increase) the amount of the Participant’s payroll deductions or other contributions during an Offering Period, including to $0, by providing written notice of such change to the Company at least ten (10) Business Days in advance of the pay date on which such change is to take effect, subject to such administrative rules adopted by the Company (including, without limitation, any rules relating to the frequency of changes to contribution levels and the manner in which the written notice shall be submitted).

A Participant may give written notice to the Company or the Subsidiary of his or her intent to revoke his or her election to participate in the then current Offering under the Plan, reduce the amount of payroll deductions or other contributions for the remainder of the Offering Period to $0 and withdraw the entire cash balance already accumulated on his or her behalf during the Offering Period. Such written notice shall be effective only if received at least ten (10) Business Days prior to the Purchase Date for the Offering Period, or such other period determined by the Committee prior to such Offering Period. Such withdrawal will terminate the Participant’s right to purchase any shares of Common Stock under the Plan for that Offering Period. In addition, a Participant who withdraws shall not be eligible to enroll in the subsequent Offering unless a new Enrollment Form has been filed at least ten (10) Business Days prior to the Offering Date for such subsequent Offering Period, or such other period determined by the Committee prior to such Offering Period.

9. ISSUANCE OF SHARES

Shares purchased on behalf of a Participant in an Offering under the Plan shall initially be issued in “book-entry” form, and held in a brokerage account selected by the Company and established in the Participant’s name, until such time as the Participant may request in writing that the shares of Common Stock in his or her account be distributed to the Participant.

The Company may establish such rules and procedures as the Committee determines to be necessary or desirable with respect to distributions of shares purchased under the Plan, including any rules imposing limits on such distributions or restricting the timing or frequency of such distributions they may determine to be suitable, and rules addressing the distribution or liquidation of fractional shares held in the accounts of Participants.

10. RIGHTS AS A SHAREHOLDER; DIVIDENDS

A. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock offered to the Participant with respect to an Offering Period hereunder until the shares have been purchased on the Participant’s behalf on the Purchase Date for that Offering Period and issued in the name of the Participant. In regard to shares paid for and held in a Participant’s account, the Participant shall have all rights accruing to an owner of record of such shares, including voting rights and the right to receive dividends.

B. The dividends payable on the shares of Common Stock in the custody of a third party shall be allocated to the Participants, in proportion to the number of shares held on each Participant’s behalf by such third party, pursuant to the Plan, and then distributed to the affected Participants (unless a Participant has requested that such shares be re-invested pursuant to any dividend reinvestment plan implemented by the Company).

11. TERMINATION OF EMPLOYMENT

As soon as administratively practicable after the termination of a Participant’s employment with the Company or a Subsidiary for any reason other than death, the Proceeds accumulated on the Participant’s behalf during the Offering Period in which his or her employment terminated will be refunded. If a Participant transfers employment from (a) the Company or any Designated Subsidiary participating in the Section 423 Component to (b) either any Designated Subsidiary participating in the Non-Section 423 Component or any other entity that is not a Designated Subsidiary, such transfer shall be treated as a termination of employment. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the enrollment date of the first Offering Period in which the Participant is eligible to participate following such transfer. Furthermore, if a Participant transfers employment from any

Designated Subsidiary participating in the Non-Section 423 Component to any other entity that is not a Designated Subsidiary, such transfer shall be treated as a termination of employment. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

12. NONTRANSFERABLITY

Neither payroll deduction contributions or other amounts credited to the account of a Participant nor the Participant’s rights to purchase shares of Common Stock under the Plan may be assigned, transferred, or alienated. During a Participant’s lifetime, the Participant’s rights to purchase shares under the Plan is exercisable only by him or her.

13. PAYMENT TO BENEFICIARY ON DEATH

A Participant may file a written beneficiary designation, or a revision thereof. In the absence of such designation, or if the named beneficiary predeceased the Participant, the Participant’s estate shall be deemed to be the Participant’s beneficiary. In the event of the Participant’s death during an Offering Period, the Proceeds accumulated for the Participant during the current Offering shall be refunded to the Participant’s beneficiary, and the Company shall deliver, or cause to have delivered, all shares of Common Stock held for the deceased Participant to the beneficiary, subject to receipt of the Participant’s death certificate and satisfactory evidence of the beneficiary’s identity and acceptance of the Common Stock and such Proceeds. The beneficiary shall have no rights under the Plan during the Participant’s lifetime.

14. SHARES AUTHORIZED; CHANGE IN CORPORATE STRUCTURE AND CAPITALIZATION

A. Subject to adjustment upon changes in the capitalization of the Company as provided in Section 14.B below, the maximum number of shares of Common Stock which shall be made available for purchase under the Plan is 873,567 shares. If, on a given Purchase Date, the number of shares of Common Stock that may be purchased with the aggregate Proceeds accumulated with respect to all Participants in such Offering Period exceeds the number of shares of Common Stock then available under the Plan, the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The shares of Common Stock purchased under the Plan shall be treasury shares held by the Company, authorized but unissued shares of the Common Stock, or, at the discretion of the Committee, shares of Common Stock purchased by an authorized third party, including the Agent, in transactions on the open market.

B. In the event of any change or changes in the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar change in the corporate structure or shares of stock of the Company, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and law, in the number and kind of shares which may be purchased under the Plan in the aggregate, in a single Offering under the Plan, both in the aggregate and as to each Participant, and the purchase price of shares offered under the Plan, and may make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate, considering the accounting and tax consequences, to prevent substantial dilution or enlargement of the rights granted to a Participant in Offerings under the Plan.

C. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the Board may either provide for the purchase of Common Stock as of the date on which such Offering Period terminates or return to each Participant the payroll deductions or other contributions credited to such Participant’s account.

D. Merger, Consolidation, Share Exchange or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or share exchange involving the Company and another person resulting in the Common Stock no longer being traded on the NYSE or another national securities exchange or trading system, each outstanding purchase right granted under the Plan shall be assumed or an equivalent purchase right substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution either (1) to terminate all outstanding purchase rights and return to each Participant the payroll deductions or other contributions credited to such Participant’s account or to provide for the Offering Period in progress to end on a date prior to the consummation of such sale or merger. In the case of a “corporate transaction” as that term is defined in Treas. Reg. § 1.424-1, the Company may also assume outstanding purchase rights and statutory options granted under the terms of an employee stock purchase plan established by an entity that is a “parent corporation” of the Company within the meaning of Section 424(e) of the Code or a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and to the maximum extent permitted by law, to the extent that such outstanding purchase rights were intended to satisfy the requirements of Section 423, assume such outstanding rights under the Section 423 Component of the Plan and otherwise under the Non-Section 423 Component of the Plan. Any such assumption of outstanding rights shall satisfy the requirements of Section 424(a) of the Code and the regulations promulgated thereunder, whether assumed under the Section 423 Component of the Plan or the Non-Section 423 Component of the Plan.

15. SECURITIES LAWS

The Company shall not be obligated to issue any Common Stock pursuant to the Plan at any time when the shares have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Board of Directors deems applicable, and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Common Stock acquired pursuant to the Plan shall be subject to, and may be sold only in a manner consistent with any policies concerning compliance with securities laws and insider trading, as the same may be implemented from time to time.

16. ADMINISTRATION

A. The Plan shall be administered by the Committee. The members of such Committee shall serve at the pleasure of the Board of Directors.

B. The interpretation and construction of any provision of the Plan, and the adoption of rules for administering the Plan, shall be subject to the overall oversight and direction of the Committee. Duties and responsibilities allocated to the Company under the Plan shall be discharged by the officers of the Company, or any one of them, although the Committee shall also have the authority to make such determinations if it wishes to do so. Determinations made by the Committee or the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all Participants, their beneficiaries and legal representatives. Any rule adopted by the Committee shall remain in full force and effect unless and until amended or repealed by the Committee or by the Board of Directors.

C. The Committee shall have the right to, in its discretion, appoint one or more entities or persons to serve as the Agent for purposes of the Plan, and to delegate to them certain functions or services to be performed in connection with Plan administration, and to name successors. Until the Committee may, in its discretion, appoint another entity to serve as the Agent, Fidelity Stock Plan Services, LLC shall serve as the Agent for the Plan. The Committee shall also have the authority to designate one or more officers or employees of the Company to exercise administrative responsibilities associated with the Plan on behalf of the Committee and the Company.

D. The Agent retained by the Committee will perform the record keeping functions under the Plan, and, using the information provided to it by the Company, will account for each Participant’s payroll deductions or contributions and maintain each Participant’s account.

E. Each person who is or shall have been (a) a member of the Board, (b) a member of the Committee, or (c) an officer or employee of the Company to whom authority was delegated or by whom authority was exercised in relation to the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

17. AMENDMENT AND TERMINATION

A. The Board of Directors or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing purchase rights are materially adversely affected thereby. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required to effect any such amendment or modification.

B. Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been “materially adversely affected,” the Board of Directors or the Committee shall be entitled to change the purchase price, Offering Periods, limit or increase the frequency and/or number of changes in the amount withheld or contributed during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each Participant properly correspond with amounts withheld or contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Board of Directors or the Committee determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the purchase price, (ii) the Offering Period, (iii) the maximum amount of Compensation that may be deducted or contributed pursuant to the Plan or (iv) the maximum number of shares that may be purchased in an Offering Period, shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board of Directors or the Committee.

18. MISCELLANEOUS MATTERS

A. On each Purchase Date, the Company or a Designated Subsidiary shall determine the amount of taxable income (if any) each Participant must recognize in connection with the purchase of shares on that Purchase Date. Upon request, the Participant must make adequate arrangements, satisfactory to the Company, for payment of any federal, state or other tax withholding obligations (if any) which arose on the purchase of shares under the Plan. The Company may withhold from the Participant’s Compensation the amounts necessary for the Company to satisfy its payroll tax withholding obligations.

B. Participation in the Plan shall not be construed to give any Eligible Employee any right to continued employment with the Company or any Subsidiary or to give the Eligible Employee any employment status other than that of an “at will” employee.

C. All payroll deductions or other contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions or other contributions. At all times prior to the Purchase Date for an Offering Period, Participants’ rights to the amounts contributed hereunder shall be no greater than those of a general unsecured creditor.

D. Any notice or other form of communication which the Company or a Participant may be required or permitted to give to the other shall be provided through such means as designated by the Committee, including but not limited to any paper or electronic method.

19. LEGAL STATUS OF PLAN

The Plan and the rights to purchase shares of Common Stock under the Plan shall be governed by the laws of the State of Delaware. The Section 423 Component of the Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Section 423 Component of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that Section of the Code. The Plan is not an employee benefit plan subject to the US Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

20. STOCKHOLDER APPROVAL

The effectiveness of the Plan is subject to its approval by the stockholders of the Company at any time within a period of twelve (12) months after the date the Plan is adopted by the Board of Directors. In the event stockholder approval of this Plan is not obtained within this period, the Plan shall terminate and the Company shall refund to each Participant any Proceeds accumulated for the Participant and any shares of Common Stock then held on the Participant’s behalf.

END OF DOCUMENT

Appendix A

Designated Subsidiaries

HCN CANADIAN MANAGEMENT SERVICES LIMITED

HCN UK MANAGEMENT SERVICES LIMITED

SILP FINCO S.A.R.L.